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                                                           EXHIBIT 10.6
                                       FORM OF
                              INDEMNIFICATION AGREEMENT

         WHEREAS, Cornerstone Propane Partners, L.P. ("Cornerstone"), a
Delaware limited partnership, proposes to make a public offering of common units representing limited partner interests in Cornerstone ("the Public Offering");

         WHEREAS, Cornerstone Propane, L.P. ("the OLP"), a Delaware limited partnership, is an operating partnership in which Cornerstone owns a 98.9899% limited partner interest;

         WHEREAS, Northwestern Growth Corporation ("Growth"), a South Dakota corporation, owns 100% of Cornerstone Propane GP, Inc. ("the Managing General Partner"), a California corporation formerly named Coast Gas, Inc., which in turn has a limited partner interest and a managing general partner interest in Cornerstone;

         WHEREAS, SYN Inc. ("SYN"), a Delaware corporation, has or will have a limited partner interest and a special general partner interest in Cornerstone and a special general partner interest in the OLP;

         WHEREAS, Cornerstone, the OLP and the Managing General Partner have been organized to conduct what principally will be a retail and wholesale propane business, as more particularly set forth in the Registration Statement of Cornerstone on Form S-1, filed with the Securities and Exchange Commission on October 10, 1996, as amended to date, Registration No. 333-13879 (such Registration Statement, as it may be amended from time to time referred to herein as "the Registration Statement");

         WHEREAS, there are certain disputes between the former owners of Synergy Group Incorporated, a Delaware corporation, and such former owners may challenge one or more of the past or contemplated transactions by which the business and assets of the OLP were or are to be acquired by Growth or affiliates of Growth and contributed to the OLP and related transactions, described in the Registration Statement (any such challenge referred to herein as "a Vogel Claim"); and

         WHEREAS, Growth desires to protect each Indemnified Party (as hereinafter defined) with respect to the possible assertion of all Vogel Claims and thereby assure that such claims will not adversely affect Cornerstone, the OLP or the consummation of any of the contemplated transactions described in the Registration Statement, including, without limitation, the Public Offering.

         NOW, THEREFORE, in consideration of ten dollars ($10), the receipt and sufficiency of which by Growth from each of the other parties hereto is hereby acknowledged, and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

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         1.   Growth will indemnify and hold each of Cornerstone, the OLP, the
Managing General Partner and SYN (solely in its capacity as Special General Partner) (each of which is referred to herein as an "Indemnified Party") harmless to the fullest extent lawful from and against any and all losses, claims, liabilities, damages, amounts paid in settlement (subject to paragraph 4 hereof), amounts paid in judgment, costs of bonds and expenses (including, without limitation, expenses of defense and investigation, including attorneys'
fees) that may arise and be incurred by an Indemnified Party in connection with, resulting from or relating to a Vogel Claim.

         2. Each of Cornerstone, the OLP, the Managing General Partner and SYN will provide Growth written notice of a Vogel Claim promptly after receipt of each and every such claim, whether the Vogel Claim is made in the form of a demand letter, oral communication, commencement of formal legal proceeding (including, but not limited to, receipt of summons and complaint) or otherwise. Such notice shall be given by facsimile, confirmed by United States Mail, return receipt requested, to Richard R. Hylland, Northwestern Growth Corporation, 33 Third Street, S.E. Huron, South Dakota 57350, Facsimile Number (605) 353-8586, with copies by facsimile to Richard R. Hylland, Facsimile Number (605) 336-1671, and James E. Brown, Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, Facsimile Number (312) 258-5600.

         3. In accordance with paragraph 1 hereof, Growth will reimburse an Indemnified Party for all reasonable expenses, including reasonable fees and disbursements of attorneys, promptly upon presentation to Growth of itemized statements for such expenses, fees and disbursements and evidence that such amounts have been paid by the Indemnified Party. Any attorney retained by an Indemnified Party shall be approved in advance by Growth, which approval shall not be unreasonably withheld. If more than one Indemnified Party is a defendant or respondent to a Vogel Claim, those Indemnified Parties shall retain a single counsel (in addition to any local counsel which may be required by rule or to which retention Growth consents), unless such joint representation is determined by the counsel retained by the Indemnified Parties or by a court to be in violation of applicable ethical standards. Nothing herein is intended to preclude joint representation by single counsel of Growth and one or more Indemnified Parties in connection with a Vogel Claim.

         4. No Indemnified Party may, without the prior written consent of Growth, commence negotiations to settle, effect any settlement or compromise, or consent to the entry of any judgment in connection with any Vogel Claim. Any Indemnified Party shall communicate to Growth, as provided in paragraph 2 hereof, any offer from, or on behalf of, any person making a Vogel Claim to settle any such claim.

         5. In the event that a judgment is entered against an Indemnified Party as a result of a Vogel Claim, the Indemnified Party shall prosecute such appeal or appeals therefrom as Growth may determine in its sole discretion, so long as Growth continues to comply with its obligations provided in paragraph 1 hereof.


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         6.   Any Indemnified Party against whom a Vogel Claim is asserted shall, at the expense of Growth, assert against a person who asserted a Vogel Claim such counterclaim or other claim for relief (including, but not limited to, proceedings under Rule 11 of the Federal Rules of Civil Procedure and a claim for malicious prosecution) as Growth reasonably requests and shall cooperation in the prosecution of such counterclaim or other claim for relief.

         7. The foregoing obligations of Growth are those solely of Growth and not of any of its officers, directors or stockholders. The rights of any Indemnified Party hereunder are not assignable without the written consent of Growth. The obligations of Growth hereunder are not assignable without the written consent of each of Cornerstone, the OLP, the Managing General Partner and SYN.

         8. This agreement may be amended, modified or supplemented at any time by written agreement executed by all parties hereto, except that no such amendment, modification or supplementation shall result in diminishing the rights of Cornerstone, the OLP, the Managing General Partner or SYN with respect to indemnification arising out of a Vogel Claim as described in the Registration Statement.

         9. This agreement constitutes the entire agreement among the parties hereto with respect to indemnification arising out of any Vogel Claim, except to the extent that the Certificate of Incorporation or by-laws of SYN or the laws of the State of Delaware otherwise provide rights of indemnification with respect to any claim made against an officer or director of SYN.

         10. Should any provision of this agreement for any reason be declared invalid or unenforceable, then such provision shall be severed from this agreement without affecting the validity or enforceability of any of the other provisions of this agreement, and the parties shall negotiate in good faith to replace such unenforceable or void provisions with a similar clause to achieve, to the extent permitted under law, the purpose and intent of the provisions declared void and unenforceable.

         11. This agreement is solely for the benefit of the parties hereto. The parties hereto acknowledge that this agreement has been entered into to induce the underwriters of the Public Offering to proceed with the Public Offering in the event that a Vogel Claim is asserted prior to the closing of the Public Offering, but this agreement shall not be deemed to confer upon or give to any person not a party hereto any indemnity, remedy, claim or other right.

         12. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.

         13. (a) Any dispute, controversy or claim arising out of or relating to this agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."



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              (b) If the parties fail to settle any Dispute within thirty (30)
days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in ___________ pursuant to the arbitration rules and procedures of J.A.M.S. Endispute before a panel of three arbitrators chosen in accordance with the procedures of J.A.M.S. Endispute.

              (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes.
The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including without limitation the fees and expenses of legal counsel) in connection with such arbitration and the fees of the arbitrators shall be borne in accordance with the award made by the arbitrators, provided that the arbitral award shall allocate such fees and expenses of counsel and experts and the arbitrators according to the relative success of the contesting parties in the arbitration, as determined by the arbitrators. The arbitrators shall award an amount equal to the actual monetary damages suffered by each contesting party, but the arbitrators shall not have the authority to award punitive damages.

         14. This agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREFORE, the parties hereto have duly executed and delivered this agreement as of the ____ day of _______, 1996.




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